Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-283917) of Telix Pharmaceuticals Limited of our report dated February 24, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Melbourne, Australia
February 24, 2025